UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2010
WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA 94555	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
*    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

WaferGen Bio-systems, Inc. (the “Company”) and its wholly owned subsidiary, WaferGen, Inc., entered into a loan and security agreement with Oxford Finance Corporation (“Oxford”).  Upon the agreement’s effectiveness on December 7, 2010, Oxford extended a loan in the principal amount of $2 million to the Company pursuant to a secured promissory note.

Interest under the loan and security agreement and the note will accrue at a fixed rate of approximately 13%.  The loan will mature on December 1, 2013.  The loan and security agreement includes certain limitations on the Company’s ability to, among other things, incur debt, grant liens, make acquisitions and other investments, make certain distributions such as dividend payments, and dispose of assets.  Events of default under the loan and security agreement include payment default, cross acceleration with certain other indebtedness, breaches of covenants and bankruptcy events.  The covenants and events of default in the agreement are subject to usual and customary exceptions.  In the case of a continuing event of default, Oxford may, among other remedies, declare due all unpaid principal amounts outstanding and foreclose on all collateral. The credit facility is secured by substantially all of the Company’s personal property other than intellectual property. The Company intends to use the proceeds from the loan for general corporate purposes.

In connection with the loan, the Company issued to Oxford a warrant to purchase 95,368 of the Company’s common stock.   The warrant is exercisable immediately at an exercise price of $1.468 per share and will expire in five years.

The foregoing summary of the loan and security agreement, the note and the warrant is not complete and is qualified in its entirety by reference to the loan and security agreement, the note and the warrant, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1
Loan and Security Agreement dated December 7, 2010, by and among WaferGen Bio-systems, Inc., WaferGen, Inc. and Oxford Finance Corporation, including Secured Promissory Note dated December 7, 2010, issued by WaferGen Bio-systems, Inc. and WaferGen, Inc. to Oxford Finance Corporation.

10.2	Warrant dated December 7, 2010 issued by WaferGen Bio-systems, Inc. to Oxford Finance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: December 13, 2010	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer